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                                                                      EXHIBIT 11
TURNER BROADCASTING SYSTEM,INC.
Computation of Primary Earnings Per Share
(in thousands, except per share data)


                                                                       THREE MONTHS ENDED
                                                                         MARCH 31, 1996
                                                                   -------------------------
Net income applicable to common stock                                    $     (9,808)
                                                                         ============
Weighted average number of shares outstanding during the period               206,976

Weighted average number of common stock, common stock
    equivalents and converted shares outstanding                              206,976
                                                                         ============
Weighted average number of Class A common shares and common
    stock equivalents                                                          68,330
                                                                         ============
Weighted average number of Class B common shares and common
    stock equivalents                                                         138,646
                                                                         ============
Earnings per share and common stock equivalent of Class A
    and Class B Common Stock                                             $      (0.05)
                                                                         ============



No common stock equivalents are included in the calculation of primary earnings per share due to their anti-dilutive effect on net loss for the period.


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TURNER BROADCASTING SYSTEM, INC.
Computation of Fully-Diluted Earnings Per Share
(in thousands, except per share data)





                                                                     THREE MONTHS ENDED
                                                                        MARCH 31, 1996
                                                                 ---------------------------
Net income applicable to common stock                                   $      (9,808)

Add:Interest expense on zero coupon subordinated convertible
         notes due 2007                                                         4,770
    Interest expense on 6.5% convertible notes                                    344

Subtract: Additional income taxes                                              (2,148)
                                                                        -------------
Adjusted net income applicable to common stock                          $      (6,842)
                                                                        =============
Primary weighted average number of shares outstanding                         206,976

Add:Common equivalent shares issuable assuming conversion of
         convertible notes due 2007                                             7,440

    Common equivalent shares issuable assuming conversion of 6.5%
         convertible notes                                                      1,095

    Common equivalent shares issuable assuming conversion of
         Class C Convertible Preferred Stock                                   74,382

    Incremental shares issuable assuming exercise of outstanding
         options                                                                5,430
                                                                        -------------
Weighted average number of common stock, common stock
    equivalents and convertible shares, assuming full dilution                295,323
                                                                        =============
Weighted average number of Class A common shares and common
    equivalents and convertible shares, assuming full dilution                 68,330
                                                                        =============
Weighted average number of Class B common shares and common
    equivalents and convertible shares, assuming full dilution                226,993
                                                                        =============
Earnings per share and common stock equivalent of Class A
    and Class B Common Stock                                            $       (0.02)
                                                                        =============



This calculation is submitted in accordance with the rules and regulations of the Securities and Exchange Commission. Under generally accepted accounting principles this presentation would not be made because it is anti-dilutive.